Exhibit 10.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO AN EXEMPTION UNDER SAID ACT.

SECURED CONVERTIBLE NOTE

Aggregate Principal Sum of U.S. $[--------]

THIS NOTE is provided, dated and made effective as of the August 31, 2010 (the “Effective Date”).

FROM:
OP-TECH ENVIRONMENTAL SERVICES, INC., a company incorporated under the laws of the State of Delaware, U.S.A., , and having an address for notice and delivery located at One Adler Drive, East Syracuse, NY 13057  (the “Borrower”);

TO:	[---------------], having an address for notice and delivery located at [------------------------------------------] (the “Lender”);

(the Borrower and the Lender being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

FOR VALUE RECEIVED the Borrower hereby promises to pay to the Lender the aggregate principal sum of [------------] dollars (U.S.$[---------]) in lawful money of the United States (hereinafter referred to as the “Principal Sum”) on the second anniversary of the Effective Date (the “Maturity Date”) together with interest accruing on all amounts due and outstanding under this Note and commencing on the above-referenced Effective Date at the rate of six percent (6%) per annum to be increased to 20% for any period that the Borrower is in Default hereunder (herein the “Interest”) with any such outstanding Interest to be payable in full to the Lender on each full year anniversary of the Effective Date; failing which the Lender may immediately realize upon any of the “Security” which has been provided by the Borrower to the Lender in conjunction with the delivery of this Note.  Any capitalized terms used but not defined herein shall have the meaning ascribed to them in the “Secured Loan Agreement” of even date herewith (the “Loan Agreement”) as entered into between the Parties hereto.

1.           PAYMENT.  The Principal Sum and Interest monies hereby secured will be paid without regard to any equities between the Borrower and the Lender or any intermediate holder hereof or any right of setoff or counterclaim; and the receipt of the Lender or the holders hereof for payment of such moneys and Interest will be a sufficient discharge to the Borrower for the same.

(a)           Redemption.  The Borrower may prepay and redeem any portion of the Principal Sum and/or any accrued Interest thereon in whole or in part (collectively, the “Redemption Amount”) at any time prior to the Maturity Date.  The Borrower may make such payments (i) by providing the Lender with shares of common stock of the Borrower (“Shares”) in an amount equal to the Redemption Amount divided by a per share price (the “Share Price”) of $0.06 (such Share Price to be adjusted accordingly upon the occurrence of any stock splits or stock dividends) provided that the average of the twenty day closing price of the Borrower’s common stock on the Over-the-Counter Bulletin Board (or other market if the shares of common stock are no longer on the Over-the-Counter Bulletin Board) prior to such redemption is above the Share Price or (ii) by wiring cash to the Lender.  No less than thirty calendar days’ prior to any such redemption of the Principal Sum and/or Interest, the Borrower must provide written notice (the “Redemption Notice”) of its intention to pay the Redemption Amount (such day being the “Redemption Date”) and whether the Borrower will pay the Redemption Amount in cash or Shares.  If the Redemption Notice states that such payment is to be made in cash, the Lender may notify the Borrower at least three days prior to the Redemption Date that such payment is not to be made in cash but that it is to be made in Shares using the Share Price.

(b)           Call. At any date prior to the thirtieth calendar day before the one-year after the anniversary of the Effective Date, the Lender may provide notice (the “Call Notice”) to the Borrower that the Lender is calling a portion or all of the Principal Sum and/or Interest provided that such notice must be received by the Borrower at least thirty days prior to the date of any such forced payment (the “Call Date”).  Any such payment to be made pursuant to a Call Notice must be paid in Shares using the Share Price.

(c)           Payment with Shares. If a payment is to be made in Shares, the Borrower shall provide a certificate to the Lender representing the Shares the Lender is to receive within five business days of the respective Redemption Date or Call Date.

2.           Security.  As security for such payment of the Principal Sum and Interest and all other moneys owing by the Borrower to and for the performance of the obligations and other covenants of the Borrower herein contained, the Borrower hereby grants, mortgages, pledges, charges, assigns and conveys to and in collective favor of the Lender (subject to the exception hereinafter contained as to the last day of the term of any agreement therefor), as and by way of a fixed and floating charge, all of the Borrower’s undertaking and all of the Borrower’s properties and assets for the time being, real and personal, movable and immovable, of whatsoever nature and kind, both present and that acquired during the term of this Note and the obligations hereunder, including, without limiting the generality of the foregoing, the Borrower’s uncalled capital and goodwill and all real and personal, movable and immovable, property now owned or hereafter acquired by the Borrower and all of the Borrower’s present and future rents, revenues, incomes, moneys, rights, franchises, motor vehicles, inventories, machinery, equipment, materials, supplies, book debts, accounts receivable, negotiable and non-negotiable instruments, conditional sales contracts, judgments, securities, choses in action, all intellectual property (including all patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes as are necessary to the conduct of the Borrower’s business as now conducted and as presently proposed to be conducted)  and all other property and things of value of every kind and nature, tangible and intangible, legal and equitable, which the Borrower may be possessed of or entitled to or which may hereafter be acquired by the Borrower, including any greater right, title and interest therein or any part thereof which the Borrower may acquire and hold during the currency of the Note after the Effective Date hereof (collectively, the “Mortgaged Property” which, wherever used, means and includes the specifically mortgaged property and the undertaking and all other property and assets, present and future, of the Borrower expressed herein or in any instruments supplemental hereto or in implement hereof to be mortgaged or charged for or with the payment of the moneys intended to be secured hereby by way of a fixed charge).  Any claims, liens or rights that the Lender may have on such Mortgaged Property is subordinated only to the Permitted Liens and ranks pari passu with other Lenders under the Loan Agreement.

The security hereby constituted will become enforceable if the Principal Sum and Interest moneys hereby secured are not paid when the same become due and payable in accordance with the provisions herein contained.

3.           Events of Default. The Borrower shall be in default of this Note and the Principal Sum and Interest moneys hereby secured will become immediately due and payable on demand by the Lender or, unless waived by the Lender, in any of the following events:

(a)	if an order is made or a resolution is passed or a petition is filed for the winding-up, dissolution, liquidation or amalgamation of the Borrower;

(b)
if the Borrower makes an assignment or proposal or a bankruptcy petition is filed or presented against the Borrower or the Borrower otherwise becomes subject to the provisions of any legislation for the benefit of its creditors or otherwise acknowledges its insolvency;

(c)	if any execution, sequestration, extent or any other process of any kind becomes enforceable against the Borrower and is not satisfied within 30 calendar days;

(d)
if a distress or analogous process is levied upon the Mortgaged Property of the Borrower or any part thereof unless the process is in good faith disputed by the Borrower and the Borrower gives adequate security to pay in full the amount claimed;

(e)	if the Borrower ceases or demonstrates an intention to cease to carry on the Borrower’s business;

(f)	if a receiver of all or any part of the Mortgaged Property charged hereby is appointed;

(g)	if an encumbrancer takes possession of the Mortgaged Property of the Borrower or any part thereof;

(h)	if the Borrower, without the prior written consent of the Lender, authorizes the purchase of all or substantially all of the Borrower’s shares;

(i)	if the Borrower carries on any business that it is restricted from carrying on by its charter documents or by law;

(j)
if any representation or warranty contained in the Loan Agreement, the Security Agreement or any other document in connection with the Note was not true at the time it was made (or the date as if which it is referenced);

(k)           if the Borrower fails to make any payment as set out in Section 1 of this Note;

(l)
if the Borrower defaults in observing or performing any other covenant, agreement or condition of this Note or the Loan Agreement on its part to be observed or performed and such default is not cured within a period of 30 calendar days following the giving of written notice of default to the Borrower by the Lender.

The Lender may waive (as concern’s the Lender’s rights) and at least 66% of the Lenders under the Loan Agreement by dollar amount (such percentage to be calculated be reference to all amounts due and unpaid under the Notes) may waive (as concerns all of the Lenders’ rights) any default by the Borrower in the observance or performance of any covenant, agreement or condition contained in this Note or any other event which without such waiver would cause the moneys hereby secured to be immediately due and payable but no such waiver or other act or omission of the Lender will extend to or affect any subsequent default or event or the rights resulting therefrom.  Any such waiver by at least 66% of the Lenders shall be binding upon the Lender even if the Lender was not among the 66% or more that approved that waiver.

4.           Receiver.  At any time after the Principal Sum and Interest moneys hereby secured have become payable and remain unpaid, 66% or more of the Lenders under the Loan Agreement by dollar amount (such percentage to be calculated be reference to all amounts due and unpaid under the Notes) may by instrument in writing appoint any person, whether an officer or employee of any Lender or not, to be a receiver or receiver-manager (the “Receiver”) of the property and assets hereby charged and may remove any Receiver so appointed and appoint another in his stead.

Any Receiver so appointed shall have the power:

(a)	to take possession of, collect and get in the Mortgaged Property and for that purpose to take any proceedings in the name of the Borrower or otherwise;

(b)	to carry on or concur in carrying on the business of the Borrower and for that purpose to raise money on the Mortgaged Property in priority to this Note or otherwise;

(c)
to sell or lease or concur in the selling or leasing of the whole or any part of the Mortgaged Property and to convert the same or any part thereof into money, with full power to sell any Mortgaged Property either together or in parcels and either by public auction or private contract and either for a lump sum or for a sum payable by installments or for a sum on account and a mortgage or charge for the balance (and the Receiver will not be accountable for any moneys until actually received), and with full power upon every such sale to make any special or other stipulation as to title or otherwise which the Receiver may deem proper, and with full power to buy in or rescind any contract for sale of the Mortgaged Property or any part thereof and to resell the same without being responsible for any loss which may be occasioned thereby; and

(d)	to make any arrangement or compromise which he may think expedient to the interests of the Lender.

To enable any Receiver so appointed to exercise the powers granted to the Receiver by this section, the Borrower hereby irrevocably appoints each such Receiver to be its attorney to effect a sale or lease or any of the Mortgaged Property by conveying or leasing in the name of or on behalf of the Borrower or otherwise, and under the Receiver’s own seal; and any deed, lease, agreement or other instrument signed by any such Receiver under the Receiver’s seal pursuant hereto will have the same effect as if it were under the corporate seal of the Borrower.  The Borrower acknowledges that such power-of-attorney has been coupled with an interest which includes the amounts loaned under the Loan Agreement.

The Lender of any sale purporting to be made by such Receiver pursuant hereto will not be bound to inquire whether any notice required hereunder has been given or otherwise as to the propriety of the sale or regularity of its proceedings, or be affected by notice that no default has been made or continues or notice that the sale is otherwise unnecessary, improper or irregular; and despite any impropriety or irregularity or notice thereof to any other lender, the sale as regards such Lender will be deemed to be within the aforesaid powers and be valid accordingly and the remedy (if any) of the Borrower in respect of any impropriety or irregularity whatsoever in any such sale will be in damages only.

Any Receiver so appointed will be deemed to be the agent of the Borrower, and the Borrower will be solely responsible for his acts or defaults and for the Receiver’s remuneration and expenses, and will not be in any way responsible for any misconduct or negligence on the part of any such Receiver.

All moneys received by such Receiver after providing for payment of all claims and charges (if any) ranking prior to this Note and for all costs, charges and expenses of or incidental to the appointment of the Receiver including the reasonable remuneration of the Receiver and all outgoings properly payable by him will be applied:

FIRST:	in or towards any amounts due under the Permitted Liens;

SECOND:
in or towards payment to the Lender (and any other Lenders under the Loan Agreement on a pari passu basis based on the Principal Sums of all of the Lenders) of the Principal Sum (or Principal Sums) and all other moneys (other than Interest) hereby secured;

THIRD:
in or towards payment to the Lender (and any other Lenders under the Loan Agreement on a pari passu basis based on the Interest accrued and due to all of the Lenders) of all arrears of Interest remaining unpaid on this Note; and

FOURTH:	the surplus (if any) will be paid to the Borrower.

The rights and powers conferred by this section are supplemental to and not in substitution for any rights and powers the Lender may from time to time have.

5.           Covenants. The Borrower will at all times until payment in full of this Note and all Interest due thereon:

(a)
give to the Lender any information which it may reasonably require relating to the business of the Borrower, and upon request furnish access to its books and accounts and records at all reasonable times, and provide copies of its annual financial statements certified by a chartered accountant within 120 calendar days after the end of each fiscal year of the Borrower;

(b)
maintain and preserve its charter and corporate organization in good standing and, subject to all the provisions herein contained, diligently preserve all the rights, powers, privileges and goodwill owned by the Borrower;

(c)	conduct the Borrower’s business in a proper and businesslike manner;

(d)
insure and keep insured against all risks or hazards to their full insurable value all of its property and assets which are of an insurable nature, and pay the premiums for all such insurance, and on request deliver to the Lender a copy of the policy or policies of such insurance;

(e)
duly and punctually pay, perform and observe all rent, taxes, local improvement rates, assessments, covenants and obligations whatsoever which ought to be paid, performed or observed by the Borrower in respect of all or any part of the property hereby charged;

(f)
fully and effectually register this Note in all jurisdictions and places where the Borrower carries on business or registration is required, and otherwise maintain and keep maintained the security hereby created as valid and effective security;

(g)
to reserve enough authorized but unissued Shares so that the conversion of the Note, all other Notes issued under the Loan Agreement and all Interest due on the Notes issued under the Loan Agreement can occur in full;

(h)
to allow or suffer to exist (or to allow its subsidiaries to allow or suffer to exist) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Borrower or any of its subsidiaries (collectively, “Liens”) other than Permitted Liens;

(i)
to, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock (or that of any subsidiary) without the prior express written consent of at least 66% of the Lenders; and

(j)
make all payments and perform each and every covenant, agreement and obligation under any lease now held or hereafter acquired by the Borrower and any mortgage, Note, trust deed or agreement charging any property or assets of the Borrower as and when the same are required to be paid or performed.

If the Borrower fails to perform any of the covenants, agreements or conditions herein contained the Lender’s Agent (as defined in the Security Agreement) may, in its sole and absolute discretion, perform the same, and if any such covenant, agreement or condition required the payment or expenditure of money, the Lender’s Agent may make such payment or expenditure; and all costs, charges and expenses thereby incurred and all sums so paid or expended will bear Interest at the rate provided for in this Note, will be at once payable by the Borrower to the Lender and will be secured hereby and have the benefit of the charges hereby created.

6.           Notices. Any notices given hereunder shall be given under the Notice provision of the Loan Agreement.

7.           Assignment. This Note and all its terms and conditions will enure to the benefit of the Lender and its successors and assigns, and will be binding upon the Borrower and the Borrower’s successors and assigns.

8.           Governing Law.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Borrower hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Onondaga County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the Effective Date set out above.

OP TECH ENVIRONMENTAL SERVICES, INC.
By:
Name:
Title: